Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268398

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 17, 2024

Preliminary Prospectus Supplement

(To Prospectus dated November 29, 2022)

Ordinary Shares

Pre-Funded Warrants to Purchase Ordinary Shares

We are offering       of our ordinary shares, par value NIS 0.01 per share, or, in lieu of ordinary shares to certain investors that so choose, pre-funded warrants to purchase ordinary shares, in this offering. The purchase price of each pre-funded warrant equals the price per share at which our ordinary shares are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant equals $0.001 per share. We are also offering the ordinary shares that are issuable from time to time upon exercise of the pre-funded warrants.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “URGN.” On June 14, 2024, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $19.20 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to UroGen, before expenses	$	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

We have granted the underwriters an option to purchase up to       additional ordinary shares from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement, assuming no sale of pre-funded warrants in this offering. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be approximately $    million, and the total proceeds to us, before expenses, will be approximately $    million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares and pre-funded warrants is expected to be made on or about June  , 2024.

Joint Book-Running Managers

TD Cowen	Guggenheim Securities

Lead Manager

Oppenheimer & Co.

Co-Manager

Ladenburg Thalmann

June   , 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, any free writing prospectus that we have authorized for use in connection with this offering, as well as the additional information described under “Where You Can Find More Information.” These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

We have not, and the underwriters have not, authorized anyone to provide you with any information different from that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our ordinary shares and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ordinary shares and pre-funded warrants in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and pre-funded warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of the ordinary shares and pre-funded warrants offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement and the accompanying prospectus, unless the context specifies or implies otherwise, the terms the “Company,” “UroGen,” “we,” “us” and “our” refer to UroGen Pharma Ltd. and its wholly owned subsidiary, UroGen Pharma, Inc.

UroGen®, Jelmyto® and RTGel® are trademarks of ours that we use in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement and

S-ii

the accompanying prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor, to our trademark and tradenames.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” and “$” refer to United States dollars, the lawful currency of the United States. All references to “shares” in this prospectus supplement refer to ordinary shares of UroGen Pharma Ltd., par value NIS 0.01 per share.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” in this prospectus supplement and the financial and other information incorporated by reference herein, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

The Company

We are a biotechnology company dedicated to developing and commercializing innovative solutions that treat urothelial and specialty cancers. We have developed RTGel reverse-thermal hydrogel, a proprietary sustained release, hydrogel-based technology that has the potential to improve therapeutic profiles of existing drugs. Our technology is designed to enable longer exposure of the urinary tract tissue to medications, making local therapy a potentially more effective treatment option. Our approved product Jelmyto (mitomycin) for pyelocalyceal solution, and our investigational candidate, UGN-102 (mitomycin) for intravesical solution, are designed to ablate tumors by non-surgical means and to treat several forms of non-muscle invasive urothelial cancer, including low-grade upper tract urothelial cancer (“low-grade UTUC”) and low-grade intermediate risk non-muscle invasive bladder cancer (“low-grade intermediate risk NMIBC”), respectively. In addition, our immuno-uro-oncology pipeline includes UGN-301 (zalifrelimab), an anti-CTLA-4 antibody, which we intend to study as both monotherapy and combination therapy.

We estimate that the annual treatable patient population of low-grade UTUC in the United States is approximately 6,000 to 7,000 and the annual treatable population of low-grade intermediate risk NMIBC is approximately 82,000.

RTGel (or hydrogel) is a novel proprietary polymeric biocompatible, reverse thermal gelation hydrogel technology, which, unlike the general characteristics of most forms of matter, is liquid at lower temperatures and converts into gel form when warmed to body temperature. We believe that these characteristics promote ease of delivery into and retention of drugs in body cavities, including the bladder and the upper urinary tract, forming a transient reservoir of drug that dissolves over time while preventing rapid excretion, providing for increased dwell time. RTGel leverages the physiologic flow of urine to provide a natural exit from the body.

We believe that RTGel, when formulated with an active drug, may allow for the improved efficacy of treatment of various types of urothelial and specialty cancers and urologic diseases without compromising the safety of the patient or interfering with the natural flow of fluids in the urinary tract. RTGel achieves this by:

∎

increasing the exposure of active drugs in the bladder and upper urinary tract by significantly extending the dwell time of the active drug while conforming to the anatomy of the bladder and the upper urinary tract, which allows for enhanced drug tissue coverage. For example, the average dwell time of the standard aqueous mitomycin formulation, currently used as adjuvant treatment, in the upper urinary tract is approximately five minutes, compared to approximately six hours when mitomycin is formulated with RTGel;

∎

administering higher doses of an active drug than would otherwise be possible using standard water-based formulations. For instance, it is only possible to dissolve 0.5 mg of mitomycin in 1 mL of water while it is possible to formulate up to 8 mg of mitomycin with 1 mL of RTGel; and

∎	maintaining the active drug’s molecular structure and mode of action.

These characteristics of RTGel enable sustained release of mitomycin in the urinary tract for both Jelmyto and UGN-102. Further, RTGel may be particularly effective in the bladder and upper urinary tract where tumor visibility and access are challenging, and where there exists a significant amount of urine flow and voiding. We believe that these characteristics of RTGel may prove useful for the local delivery of active drugs to other bodily cavities in addition to the bladder and upper urinary tract.

Recent Developments

On June 13, 2024, we announced positive secondary endpoint duration of response (“DOR”) data from the Phase 3 ENVISION trial investigating UGN-102 for intravesical solution in patients with low-grade intermediate risk NMIBC.

In our ENVISION trial, the 12-month DOR data by Kaplan-Meier (“KM”) estimate for patients who achieved a complete response (“CR”) at three months after the first instillation of UGN-102 was 82.3% (95% CI, 75.9%, 87.1%). This is in line with the 69.9% (51.8%, 82.3%) nine-month DOR data by KM estimate for patients who achieved a CR at three months after the first instillation of UGN-102 observed in our Phase 2b OPTIMA II trial and the 79.6% (69.3%, 86.8%) 12-month DOR data by KM estimate for patients who achieved a CR at three months after the first instillation of UGN-102 alone observed in our Phase 2 ATLAS trial.

Our ENVISION trial met its primary endpoint with patients having a 79.6% (73.9%, 84.5%) CR rate at three months after the first instillation of UGN-102. This is in line with the CR rates at three months after the first instillation of UGN-102 of 65.1% (52.0%, 76.7%) and 64.8% (56.3%, 72.6%) observed in our OPTIMA II trial and ATLAS trial, respectively.

Among the patients in our ENVISION trial who achieved a CR at three months, 76.4% (69.8%, 82.3%) maintained a CR at 12 months. Among the 240 patients enrolled in our ENVISION trial, 60.8% (54.3%, 67.0%) were still in response at 12 months.

In our ENVISION trial, DOR KM estimates at 15 (n=43) and 18 (n=9) months were both 80.9% (95% CI, 73.9%, 86.2%). Although median DOR was not estimable due to the number of patients remaining in CR, the predicted median DOR is 40 months based on the Weibull Predicted Curve.

Our ENVISION trial demonstrated a similar safety profile to that observed in our OPTIMA II and ATLAS trials, with treatment-emergent adverse events typically mild-to-moderate in severity.

In January 2024, we initiated the submission of a rolling New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for UGN-102 as a treatment for low-grade intermediate risk NMIBC. The latest DOR data are expected to support the UGN-102 NDA, which we plan to complete in the third quarter of 2024, with a potential FDA acceptance in the fourth quarter of 2024 and potential FDA approval in the first quarter of 2025 (assuming priority review) or the second quarter of 2025 (assuming standard review).

If approved, UGN-102 may become the first FDA-approved medicine for low-grade intermediate risk NMIBC. We estimate that the annual addressable U.S. patient population for low-grade intermediate risk NMIBC is approximately 82,000, of which approximately 23,000 are estimated to be newly diagnosed and 59,000 are estimated to be recurrent patients. We estimate that the total addressable market opportunity for UGN-102 in low-grade intermediate risk NMIBC is potentially over $5.0 billion, assuming an expected pricing range of $16,000 to $19,000 per dose.

UGN-102, if approved, may be an alternative to the current standard of care for low-grade intermediate risk NMIBC, trans-urethral resection of bladder tumor (“TURBT”). We estimate that approximately 68% of low-grade intermediate risk NMIBC patients have two or more recurrences, with approximately 23% having five or more recurrences. Repeated TURBT procedures to treat these recurrences can impact patients’ physical health and quality of life. We estimate that around 35% of patients will experience an adverse event within 90 days of undergoing a TURBT, and patients who have had two to four procedures have an estimated 14% greater risk of death than patients who have only had one procedure.

Corporate Information

We were incorporated under the laws of the State of Israel in April 2004 under the name TheraCoat Ltd. In September 2015, we changed our name to UroGen Pharma Ltd. Our principal executive offices are located at 400 Alexander Park Drive, Princeton, New Jersey 08540 and our telephone number is (646) 768-9780. Our website address is www.urogen.com. The information contained on, or that can be accessed through, our website does not constitute a part of, and is not incorporated by reference into this prospectus supplement. We have included our website address as an inactive textual reference only.

UroGen Pharma, Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2015.

Our ordinary shares have been listed on the Nasdaq Global Market under the symbol “URGN” since May 4, 2017.

The Offering

Ordinary shares offered by us	ordinary shares.

Pre-funded warrants offered by us	We are also offering, in lieu of ordinary shares, to certain investors that so choose, pre-funded warrants to purchase ordinary shares. The purchase price of each pre-funded warrant equals the price per share at which the ordinary shares are being sold to the public in this offering, minus $0.001, which is the exercise price of each pre-funded warrant per share. The pre-funded warrants do not expire and each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. See “Description of Securities We Are Offering—Pre-Funded Warrants” for additional information. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the pre-funded warrants.

Option to purchase additional ordinary shares	We have granted the underwriters an option exercisable for 30 days from the date of this prospectus supplement to purchase up to additional ordinary shares from us at the public offering price.

Ordinary shares to be outstanding immediately after this offering	ordinary shares (or ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares), in each case assuming no exercise of any pre-funded warrants issued in this offering.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $    , or approximately $    if the underwriters exercise in full their option to purchase additional ordinary shares, in each case assuming no sale of pre-funded warrants in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include costs associated with the commercialization of Jelmyto, and UGN-102 (if approved), research activities and clinical development of product candidates in our pipeline or future product candidates, as well as other capital expenditures and general and administrative expenses. See the section titled “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” beginning on page S-6 for a discussion of factors that you should read and consider before purchasing our securities in this offering.

Nasdaq Global Market symbol	“URGN.” We do not intend to apply for listing of the pre-funded warrants on the Nasdaq Global Market or any other securities exchange or nationally recognized trading system. There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited. See “Description of Securities We Are Offering—Pre-Funded Warrants” for additional information.

The number of our ordinary shares to be outstanding immediately after this offering as shown above is based on 36,127,687 ordinary shares outstanding as of March 31, 2024 and excludes, as of that date:

∎	2,670,796 ordinary shares issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $25.42 per share;

∎	1,235,316 ordinary shares issuable upon the vesting of outstanding restricted share units;

∎	265,413 ordinary shares issuable upon the vesting of outstanding performance stock units;

∎	218,871 ordinary shares reserved for issuance pursuant to the terms of our 2017 Equity Incentive Plan;

∎

166,598 ordinary shares reserved for issuance pursuant to the terms of our 2019 Inducement Plan plus an additional 600,000 ordinary shares that were authorized for issuance under the 2019 Inducement Plan subsequent to March 31, 2024; and

∎	3,678,936 ordinary shares reserved for issuance upon the exercise of outstanding pre-funded warrants to purchase our ordinary shares at an exercise price of $0.001 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional ordinary shares and no exercise or settlement, as applicable, of the outstanding stock options, restricted share units, performance stock units and pre-funded warrants described above and no sale of pre-funded warrants in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as updated by our subsequent filings, each of which is incorporated by reference into this prospectus supplement and the accompany prospectus, before deciding whether to purchase any of the securities being offered hereby. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive from this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business or financial results, and may cause the price of our ordinary shares to decline.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of these pre-funded warrants will be extremely limited. See “Description of Securities We Are Offering—Pre-Funded Warrants.”

Holders of pre-funded warrants purchased in this offering will have no rights as holders of ordinary shares until such holders exercise their pre-funded warrants and acquire our ordinary shares.

Until holders of the pre-funded warrants acquire our ordinary shares upon exercise of such pre-funded warrants, such holders will have no rights with respect to the ordinary shares underlying such pre-funded warrants, such as voting rights or the rights to receive dividends. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise.

If you purchase the securities sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future. Sales of a substantial number of our ordinary shares by existing shareholders in the public market could cause the price of our ordinary shares to decline.

Since the offering price per ordinary share and per pre-funded warrant in this offering is substantially higher than our net tangible book value (deficit) per ordinary share, you will suffer substantial dilution with respect to the net tangible book value of the ordinary shares you purchase in this offering. Based on the public offering price of $   per share, and our net tangible book value (deficit) as of March 31, 2024, if you purchase our ordinary shares or pre-funded warrants in this offering, you will suffer immediate and substantial dilution of $   per share with respect to the net tangible book value of our ordinary shares. In addition, we have a significant number of stock options, restricted stock units, performance stock units and pre-funded warrants outstanding. To the extent that outstanding options or warrants are exercised or outstanding restricted stock units or performance stock units are settled or other shares are issued, investors purchasing our ordinary shares in this offering may experience further dilution.

In addition, in order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may be less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. We may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In December 2019, we entered into a sales agreement with Cowen and Company, LLC, an affiliate of TD Securities (USA) LLC (“TD Cowen”), pursuant to which we may sell our ordinary shares through Cowen and Company, LLC as our sales agent from time to time in transactions that are deemed to be “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). We filed a sales agreement prospectus, dated November 29, 2022, under which we may offer and sell from time to time up to approximately $83.4 million of our ordinary shares pursuant to the sales agreement with Cowen and Company, LLC. As of the date of this prospectus supplement, approximately $27.3 million remains available for sale under the sales agreement prospectus. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

In addition, sales of a substantial number of our ordinary shares in the public market or the perception that these sales might occur could depress the market price of our ordinary shares, could make it more difficult for you to sell your ordinary shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus and incorporated herein or therein by reference constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

∎

the timing and conduct of our clinical trials of our product candidates, including statements regarding the timing, progress and results of current and future nonclinical studies and clinical trials, and our research and development programs;

∎	the clinical utility, potential advantages and timing or likelihood of regulatory filings and review decisions for, and approvals of, UGN-102 and our other product candidates;

∎	the potential for UGN-102 to be the first FDA-approved medicine for low-grade intermediate risk NMIBC and an alternative to the current standard of care for low-grade intermediate risk NMIBC;

∎	the estimated U.S. patient population for Jelmyto for low-grade UTUC and UGN-102 for low-grade intermediate risk NMIBC;

∎	the estimated potential market opportunity for UGN-102;

∎	the expected price range per dose for UGN-102;

∎	our ongoing and planned development of our product candidates including UGN-103, UGN-104, UGN-201 and UGN-301, and our discovery of new product candidates;

∎	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;

∎	our ability to obtain additional financing to support our operations;

∎	our ability to obtain and maintain adequate intellectual property rights and adequately protect and enforce such rights;

∎

our ability to maintain our existing collaboration and licensing arrangements and enter into and maintain other collaborations, licensing arrangements or in-license or acquire rights to other products, product candidates or technologies;

∎	our plans to develop and commercialize our in-line and investigational product candidates;

∎	our estimates regarding the commercial potential and market opportunity for our product pipeline and investigational products;

∎	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

∎	the impact of our research and development expenses as we continue developing investigational product candidates;

∎	the future nonclinical and clinical development of licensed products, including UGN-103, UGN-104, and UGN-301, and their commercial opportunity;

∎	our use of cash and other resources, including our expected use of the net proceeds from this offering; and

∎	the impact of government laws and regulations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein or any free writing prospectus that we authorized. We qualify all of the forward-looking statements contained in this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein and in any free writing prospectus we have authorized for use in connection with this offering by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed herein or incorporated by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus or in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $   million (or $   million if the underwriters’ option to purchase additional ordinary shares is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, in each case assuming no sale of pre-funded warrants in this offering.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include costs associated with the commercialization of Jelmyto and UGN-102 (if approved), research activities and clinical development of product candidates in our pipeline or future product candidates, as well as other capital expenditures and general and administrative expenses. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing of regulatory review and regulatory review decisions for our product candidates, the timing and progress of our clinical development efforts, the timing and progress of any partnering efforts, and the competitive environment for our product(s) and product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the net proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete. Our amended and restated articles of association are filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to our registration statement, of which this prospectus supplement and the accompanying prospectus form a part.

General

Our authorized share capital consists of 100,000,000 ordinary shares, par value NIS 0.01 per share. Our ordinary shares are not redeemable and do not have any preemptive rights.

All ordinary shares have identical voting and other rights in all respects.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies is 513537621. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a meeting of shareholders have the power to elect all of our directors.

Under our amended and restated articles of association, our board of directors must consist of at least five and not more than nine directors. Our board of directors currently consists of eight directors.

Pursuant to our amended and restated articles of association, each of our directors is appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders. Each director serves until the next annual general meeting following his or her election and his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority of the aggregate voting power of the Company at a general meeting of our shareholders or until his or her office expires by operation of law. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors, including filling empty board seats up to the maximum number of directors permitted under our articles of association, to serve until the next annual general meeting of shareholders. Our amended and restated articles of association do not have a retirement age requirement for our directors.

Dividend, Share Buy-Back and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings or buy-back our shares. Under the Israeli Companies Law, 5759-1999 (the “Israeli Companies Law”), dividend distributions or share buy-backs are determined by the board of directors and do not require the approval of the shareholders of a company unless the Company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not already reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution (“Profit Test”). If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due (“Solvency Test”).

We may make a distribution by means of share buy-back even if such distribution does not meet the Profit Test, provided, the we meet the following conditions: (i) the distribution qualifies under the “Solvency Test”; (ii) we notify our material creditors and secured creditors of our intention to make a distribution that does not meet the “Profit Test” and expressly specify that the distribution shall not be made from its profits; (iii) we make this resolution public; and (iv) no creditor files an objection. If a creditor files an objection, we will have to file a motion with the court for approval of the distribution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as extraordinary meetings. Our board of directors may call extraordinary meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors, or (ii) one or more shareholders holding, in the aggregate, either (a) 10% or more of our outstanding issued shares and 1% of our outstanding voting power, or (b) 10% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 60 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

∎	amendments to our articles of association;

∎	appointment or termination of our auditors;

∎	appointment of external directors (if applicable);

∎	approval of certain related party transactions;

∎	increases or reductions of our authorized share capital;

∎	a merger; and

∎

the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

Recent amendment of the Israeli Companies Law provides that any shareholder holding at least 5% of the outstanding voting rights may request inclusion of a proposal to nominate certain candidate as director or the removal of a serving director on the agenda of a general meeting. Currently our amended and restated articles of association provides that any shareholder holding at least 1% of the outstanding voting rights may make such request.

The Israeli Companies Law requires that a notice of any annual general meeting or extraordinary meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, shareholders of a public company are not permitted to take action by way of written consent in lieu of a meeting.

Under the Israeli Companies Law, whenever we cannot convene or conduct a general meeting in the manner prescribed under the law or our articles of association, the court may, upon our, shareholders’ or directors’ request, order that we convene and conduct a general meeting in the manner the court deems appropriate.

Voting Rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Pursuant to our amended and restated articles of association, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or by other voting instrument in accordance with the Israeli Companies Law who hold or represent between them at least 33 1/3% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association.

We have adopted an amended and restated compensation policy regarding the terms of engagement of office holders, which our shareholders approved on June 3, 2019. The compensation policy is valid for a period of five years. Renewal or amendment of the compensation policy is subject to shareholder approval. Even if our shareholders do not approve the compensation policy, our board of directors may resolve to approve the compensation policy if and to the extent the board determines, in its judgment following internal discussions, that approval of the compensation policy is for the benefit of the Company.

Renewing or amending the compensation policy requires the recommendation to our board of directors by the compensation committee. Thereafter our board of directors, after considering the recommendations of the compensation committee, need to approve the compensation policy, and will further need to be approved by our shareholders, which we refer to as a Special Majority Approval for Compensation. A Special Majority Approval for Compensation requires shareholder approval by a majority vote of the shares present and voting at a meeting of shareholders called for such purpose, provided that either: (i) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement, excluding abstentions; or (ii) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation arrangement and who vote against the arrangement does not exceed 2% of the Company’s aggregate voting rights.

The Israeli Companies Law requires that an office holder promptly disclose to our board of directors any personal interest that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the Company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered. A personal interest includes an interest of any person in an action or transaction of a company, including a personal interest of such person’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or chief executive officer or in which he or she has the right to appoint at least one director or the chief executive officer, but excluding a personal interest stemming from one’s ownership of shares in the Company. An extraordinary transaction consists of:

∎	a transaction other than in the ordinary course of business;

∎	a transaction that is not on market terms; or

∎	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

If it is determined that an office holder has a personal interest in a transaction, which is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the Company’s articles of association provide for a different method of approval. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of his or her duty of loyalty. However, a company may not approve a transaction or action that is not in the Company’s interest or that is not performed by the office holder in good faith.

An extraordinary transaction in which an office holder has a personal interest requires approval first by the Company’s audit committee and subsequently by the board of directors.

The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director generally requires approval first by the Company’s compensation committee, then by the Company’s board of directors. If such compensation arrangement or an undertaking to indemnify or insure is inconsistent with the Company’s stated compensation policy, or if the office holder is the chief executive officer (apart from a number of specific exceptions), then such arrangement is further subject to a Special Majority Approval for Compensation. If the shareholders of a company do not approve the compensation terms of office holders at a meeting of the shareholders, other than directors, the compensation committee and board of directors may override the shareholders’ decision, subject to certain conditions. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the compensation committee, board of directors and shareholders by simple majority, in that order, and under certain circumstances, a Special Majority Approval for Compensation.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless the chair of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. If a majority of the members of the audit committee or the board of directors (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee or the board of directors (as applicable) on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

Under our amended and restated articles of association, (i) the removal of a director from office requires the adoption of a resolution at a general meeting of shareholders by a majority of the aggregate voting rights of the Company, and (ii) the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israeli Companies Law, that governs the settlement of debts and reorganization of a company, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

We do not have any controlling shareholder. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, and (ii) the terms of employment or other engagement of the controlling shareholder of the Company or such controlling shareholder’s relative (even if such terms are not extraordinary) requires the approval of the audit committee, the board of directors and the shareholders of the Company, in that order, is required for (i) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) the engagement with a controlling shareholder or his or her relative, directly or indirectly, for the provision of services to the Company, (iii) the terms of engagement and compensation of a controlling shareholder or his or her relative who is not an office holder or (iv) the employment of a controlling shareholder or his or her relative by the Company, other than as an office holder. In addition, the shareholder approval requires one of the following, which we refer to as a Special Majority:

∎

at least a majority of the shares held by all shareholders who do not have a personal interest in the transaction and who are present and voting at the meeting approves the transaction, excluding abstentions; or

∎

the shares voted against the transaction by shareholders who have no personal interest in the transaction and who are present and voting at the meeting do not exceed 2% of the aggregate voting rights in the Company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years and under certain conditions, five years from a company’s initial public offering, approval is required at the end of such period unless, with respect to certain transactions, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Arrangements regarding the compensation, indemnification or insurance of a controlling shareholder in his or her capacity as an office holder require the approval of the compensation committee, board of directors and shareholders by a Special Majority.

Pursuant to regulations promulgated under the Israeli Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors or other office holders, that would otherwise require approval of a company’s shareholders may be exempt from shareholder approval under certain conditions.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended and restated articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the Company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the Company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond to or accept the tender offer hold at least 5% of the issued and outstanding share capital of the Company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the Company (or of the applicable class), the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the Company’s issued and outstanding share capital or of the applicable class. Shares acquired in contradiction of the full tender offer rules under the Israeli Companies Law will have no rights and will become dormant shares.

Special Tender Offer

The Israeli Companies Law provides that, subject to certain exceptions, an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (2) was from a shareholder holding 25% or more of the voting rights in the company which resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any of their relatives or any entity controlled by them). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the tender offer rules under the Israeli Companies Law, will have no rights and will become dormant shares.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, no preferred shares are authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares and voting at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “—Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. Its address is 150 Royall Street, Canton, MA 02021. Its telephone number is +1 (201) 680-4503.

Listing

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “URGN.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

We are offering our ordinary shares in this offering. See section titled “Description of Share Capital” for more information regarding our ordinary shares.

Pre-Funded Warrants

The following is a summary of the material attributes and characteristics of the pre-funded warrants being offered in this offering. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement forms a part. The following summary is subject in all respects to the terms of the pre-funded warrants. The pre-funded warrants offered by this prospectus supplement and accompanying prospectus will be issued in certificated form only.

Duration and Exercise Price

Each pre-funded warrant entitles the holder thereof to purchase our ordinary shares at an exercise price of $0.001 per share. Each pre-funded warrant will be exercisable in whole or in part at any time beginning on the date of issuance. The number of ordinary shares issuable upon exercise of each pre-funded warrant is subject to appropriate adjustment in the event of certain share dividends, stock splits, reorganizations or similar events affecting our ordinary shares and the exercise price. The pre-funded warrants do not expire.

Exercisability

The holder of a pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of our ordinary shares for which the pre-funded warrant is being exercised. The holder of a pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives upon such “cashless exercise” a number of ordinary shares determined according to the formula set forth in the pre-funded warrant. Upon a holder’s exercise of the pre-funded warrant, we will issue the ordinary shares which the holder is entitled to receive pursuant to such exercise promptly, but in any case no more than two trading days after the exercise date. A holder of a pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant to the extent that, upon giving effect to such exercise, the aggregate number of our ordinary shares beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of ordinary shares would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) would exceed 9.99% of the total number of then issued and outstanding ordinary shares, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% (provided that any such increase will not be effective until 61st day after such notice is delivered to us).

Fundamental Transaction

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on the Nasdaq Global Market or any securities exchange or nationally recognized trading system. We will initially serve as the warrant agent under the pre-funded warrants.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our ordinary shares, a holder of the pre-funded warrants does not have the rights or privileges of holders of our ordinary shares, including any voting rights, until such time as such holder duly exercises its pre-funded warrants.

DILUTION

If you purchase our ordinary shares or pre-funded warrants in this offering, your interest will be diluted to the extent of the difference between the public offering price per share or per pre-funded warrants that you pay and the net tangible book value per share of our ordinary shares after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of our ordinary shares issued and outstanding as of March 31, 2024.

Our net tangible book value (deficit) at March 31, 2024 was $(40.1) million, or $(1.11) per share. After giving effect to the sale of    ordinary shares in this offering at the public offering price of $    per ordinary share (assuming no sale of pre-funded warrants in this offering), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $   million, or $   per ordinary share. This represents an immediate increase in the net tangible book value of $   per share to our existing shareholders and an immediate dilution in net tangible book value of $   per share to investors purchasing ordinary shares in this offering. The following table illustrates this per share dilution:

Public offering price per share		$
Net tangible book value (deficit) per share as of March 31, 2024	$(1.11)
Increase in net tangible book value per share attributable to this offering

As adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering

Dilution per share to investors purchasing ordinary shares in this offering		$

If the underwriters exercise in full their option to purchase   additional ordinary shares at the public offering price of $   per ordinary share (assuming no sale of pre-funded warrants in this offering), and after deducting underwriting discounts and commissions, our as adjusted net tangible book value as of March 31, 2024 after giving effect to this offering would be $   per ordinary share, representing an increase in net tangible book value (deficit) of $   per ordinary share to our existing shareholders and immediate dilution in net tangible book value (deficit) of $   per share to investors purchasing ordinary shares in this offering.

The number of our ordinary shares to be outstanding immediately after this offering as shown above is based on 36,127,687 ordinary shares outstanding as of March 31, 2024 and excludes, as of that date:

∎	2,670,796 ordinary shares issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $25.42 per share;

∎	1,235,316 ordinary shares issuable upon the vesting of outstanding restricted share units;

∎	265,413 ordinary shares issuable upon the vesting of outstanding performance stock units;

∎	218,871 ordinary shares reserved for issuance pursuant to the terms of our 2017 Equity Incentive Plan;

∎

166,598 ordinary shares reserved for issuance pursuant to the terms of our 2019 Inducement Plan plus an additional 600,000 ordinary shares that were authorized for issuance under the 2019 Inducement Plan subsequent to March 31, 2024; and

∎	3,678,936 ordinary shares reserved for issuance upon the exercise of outstanding pre-funded warrants to purchase our ordinary shares at an exercise price of $0.001 per share.

To the extent that any outstanding stock options or pre-funded warrants are exercised or outstanding restricted stock units or performance stock units are settled, or we otherwise issue additional ordinary shares in the future, there will be further dilution to investors participating in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity securities or convertible securities, your ownership will be further diluted.

TAX DISCLOSURE

THE FOLLOWING DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR OUR PRE-FUNDED WARRANTS. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES IN YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

Summary of Material Israeli Income Tax Considerations

The following is a brief summary of the material Israeli tax laws applicable to us. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering (and ordinary shares received upon exercise of pre-funded warrants). This summary does not discuss certain tax benefits, including under the Law for Encouragement of Capital Investments, 5719-1959, to which we may become eligible in the future. This summary also does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special or other tax regimes not covered in this discussion. Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, the appropriate tax authorities or the courts may not accept the views expressed in this discussion. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with a retroactive effect.

THEREFORE, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR OUR PRE-FUNDED WARRANTS, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax at a flat rate. As of the date hereof, Israeli companies are generally subject to corporate tax at the rate of 23% of a company’s taxable income. In addition, real capital gains realized by Israeli companies are subject to tax at the regular corporate tax rate.

Taxation of our Shareholders

Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of capital assets by non-Israeli resident, if such assets (i) are located in Israel, (ii) are shares or rights to shares in an Israeli resident company, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”) distinguishes between real gain and inflationary surplus. The Inflationary Surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary surplus is currently not subject to tax in Israel under certain conditions. The real gain is the excess of the total capital gain over the inflationary surplus.

Exercise of Pre-Funded Warrants and Certain Adjustments to the Pre-Funded Warrants. The Israeli income tax treatment and the tax consequences with respect to pre-funded warrants, including with respect to exercise of such warrants into our ordinary shares, is unclear. It may be reasonable to assume that the characterization and treatment of our pre-funded warrants for Israeli income tax purposes should be generally similar to our ordinary shares, however, this is uncertain. Furthermore, the exercise terms of the pre-funded warrants may be adjusted in certain circumstances. An adjustment to the number of ordinary shares that will be issued on the exercise of the pre-funded warrants or an adjustment to the exercise price of the pre-funded warrants may be treated as a taxable event under Israeli tax law even if the holder of such pre-funded warrants does not receive any cash or other property in connection with the adjustment. Investors should consult their tax advisors regarding the proper Israeli tax treatment and consequences of any aspect relating to the purchase, ownership and disposition of (including exercise and/or any adjustments) the pre-funded warrants. THE BRIEF ISRAELI TAX DISCUSSION SET FORTH BELOW RELATES SOLEY TO OUR ORDINARY SHARES, WHICH WILL BE ISSUED UPON THE EXERCISE OF THE PRE-FUNDED WARRANTS.

Capital gains taxes applicable to non-Israeli resident shareholders. A non-Israeli resident corporate shareholder will generally be subject to tax on real capital gain at the ordinary corporate tax rate (23% as of the date hereof). A non-Israeli resident individual who derives capital gains from the sale of our ordinary shares that were purchased after the shares were listed for trading on the Nasdaq will generally be subject to tax on real capital gain at the rate of 25% plus 3% Surtax, when applicable, or 30% plus 3% Surtax, when applicable, if generated by an individual who is a “Substantial Shareholder” at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A person is considered to be a “Substantial Shareholder” if it holds, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis based on a contract, 10% or more of a company’s means of control, which include, among other things, voting rights, the right to receive profits of the company, the right to receive assets upon liquidation and the right to appoint a director or an executive officer.

Notwithstanding the foregoing, a non-Israeli resident who derives capital gains from the sale of our ordinary shares that were purchased after the shares were listed for trading on the Nasdaq is generally exempt from Israeli tax on such capital gains so long as, among other things, the shares were not attributable to a permanent establishment that the non-resident maintains in Israel. However, a “Body of Persons” (as defined in the Ordinance, which includes corporations, partnerships and other entities) will not be entitled to the foregoing exemption if persons who are Israeli residents either: (i) have a controlling interest (directly or indirectly, alone or together with another (as defined in the Ordinance), or together with another Israeli resident) of more than 25% in one or more of the means of control in such Body of Persons, or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such Body of Persons, whether directly or indirectly. Such an exemption is also not applicable to a person whose gains from selling or otherwise disposing of our ordinary shares are deemed to be business income under Israeli law. However, withholding tax rates may be higher than the above tax rates, and therefore in order to be eligible for the capital gains rates mentioned (including an exemption), the shareholder will need to perform certain administrative procedures with the Israel Tax Authority and obtain a tax certificate from the Israel Tax Authority in advance.

Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% as of the date hereof) and a marginal tax rate of up to 47% plus 3% Surtax, when applicable for an individual as of the date hereof), unless contrary provisions in a relevant tax treaty apply.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to

Taxes on Income, as amended (the “United States-Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and entitled to claim the benefits afforded to such a resident by the United States-Israel Tax Treaty (a “Treaty U.S. Resident”), is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or other disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or other disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or other disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or other disposition of such shares would be subject to Israeli tax, to the extent applicable.

Regardless of whether shareholders may be liable for Israeli tax on the sale of our ordinary shares, the payment of the consideration may be subject to withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding of tax at source at the time of sale (i.e., provide certificate of residency and other relevant documentation to the Israel Tax Authority). Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, such as a merger or other transaction, the Israel Tax Authority may, among other things, require from shareholders who are not liable for Israeli tax to execute a declaration in the form specified by that authority or, provide documents (including, for example, a certificate of residency), or to obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli residents, and, in the absence of such declaration or exemption, may require the purchaser of the shares to withhold taxes at the source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances, but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the Israel Tax Authority might be required.

On the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid on January 31 and July 31 of every tax year in respect of sales of securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Ordinance and regulations promulgated thereunder, the aforementioned periodic tax return may not need to be filed, provided that, among other things, such income was not generated from business conducted in Israel by the taxpayer. Capital gain is also reportable on the annual income tax return.

Taxation of non-Israeli shareholders on receipt of dividends. Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for such relief). With respect to a person who is a “Substantial Shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our ordinary shares, are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether or not the recipient is a “Substantial Shareholder”), unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced withholding tax rate).

For example, generally under the United States-Israel Tax Treaty, the maximum rate of tax that may be withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a Treaty U.S. Resident is 25%. However, the maximum rate of withholding tax on dividends, not generated by a “Preferred Enterprise”, “Approved Enterprise” or “Beneficial Enterprise”, that are paid to a United States corporation (which is a Treaty U.S Resident) holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of our gross income for such preceding year consists of certain types of dividends and interest. Application for the reduced tax rate requires appropriate documentation to be presented and specific instruction received from the Israel Tax Authority to be followed. To the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will be required to comply with certain administrative procedures with the Israel Tax Authority in order to receive a refund of the excess tax withheld.

The aforementioned rates under the United States-Israel Tax Treaty will not apply if the dividend income was derived through a permanent establishment of the Treaty U.S. Resident in Israel.

A non-Israeli resident who receives dividends from which tax was duly withheld is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer; (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed; and (iii) the taxpayer is not subject to Surtax (as explained below).

Capital gains taxes applicable to Israeli resident shareholders. Generally, an Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate (23% as of the date hereof). An Israeli resident individual that derives capital gains from the sale of our shares that were purchased after the shares were listed for trading on the Nasdaq will generally be subject to tax on the real capital gains generated on such sale at the rate of 25% plus 3% Surtax, when applicable. However, if the individual shareholder claims deduction of interest expenditures or is a Substantial Shareholder at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30% plus 3% Surtax, when applicable. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined under section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% as of the date hereof plus 3% Surtax, when applicable).

Taxation of Israeli shareholders on receipt of dividends. An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, plus 3% Surtax, when applicable. With respect to a person who is a “Substantial Shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%, plus 3% Surtax, when applicable. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is subject to Israeli corporate tax.

Excess Tax (Surtax). Individuals who are subject to tax in Israel, whether an Israeli resident or a non-Israeli resident, are also subject to an additional tax on annual income exceeding a certain threshold (NIS 721,560 in 2024, which amount is linked to the annual change in the Israeli consumer price index), at a rate of 3%, including, but not limited to, dividends, interest and capital gain, subject to the provisions of an applicable tax treaty.

Estate and Gift Tax. Israeli law presently does not impose estate or gift taxes.

THE BRIEF ISRAELI TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR OUR PRE-FUNDED WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER ISRAELI TAX LAW AND OTHER NON-ISRAELI TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN ISRAELI OR OTHER TAX LAWS.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in our ordinary shares and pre-funded warrants sold pursuant to this offering. This discussion does not address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum tax, Medicare contribution tax, state or local tax, or other U.S. federal tax laws such as estate and gift tax laws. This summary applies only to investors who hold the ordinary shares or pre-funded warrants as capital assets (generally, property held for investment) and who have the U.S. dollar as their functional currency. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, and the U.S.-Israel Tax Treaty, all as in effect as of the date of this offering. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the IRS will not take a different position concerning the tax consequences of an investment in our ordinary shares or pre-funded warrants or that such a position would not be sustained by a court. We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax considerations of an investment in our ordinary shares or pre-funded warrants.

The following discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances or to holders subject to particular rules, including:

∎	U.S. expatriates and certain former citizens or long-term residents of the United States;

∎

Persons holding our ordinary shares or pre-funded warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment for U.S. federal income tax purposes;

∎	banks, insurance companies, and other financial institutions;

∎	real estate investment trusts and regulated investment companies;

∎	brokers, dealers, and traders in securities, commodities or currencies;

∎	partnerships, S corporations, and other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

∎	tax-exempt organizations and governmental organizations;

∎	persons who acquired our ordinary shares or pre-funded warrants pursuant to the exercise of any employee share option or otherwise as compensation;

∎	persons that own, directly, indirectly or constructively 10% or more of our stock (by voting power or value);

∎	persons that hold their ordinary shares or pre-funded warrants through a permanent establishment or fixed base outside the United States; and

∎	persons deemed to sell our ordinary shares or pre-funded warrants under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES OR PRE-FUNDED WARRANTS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares or pre-funded warrants that, for U.S. federal income tax purposes, is or is treated as any of the following:

∎	an individual who is a citizen or resident of the United States;

∎	a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

∎	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

∎

a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The tax treatment of a partner in a partnership (or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes) that holds our ordinary shares or pre-funded warrants generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares or pre-funded warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

Characterization of the Pre-Funded Warrants for U.S. Federal Income Tax Purposes

Although the characterization of our pre-funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the pre-funded warrants is a nominal amount, we expect to treat the pre-funded warrants as our ordinary shares for U.S. federal income tax purposes. Except where specifically noted below, the following discussion assumes our pre-funded warrants are treated as our ordinary shares. However, some portions of the below discussion refer to potential consequences associated with the purchase, ownership and disposition of the pre-funded warrants independent of their potential characterization as ordinary shares.

Our position with respect to the characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our ordinary shares and, if so, the amount and character of a U.S. Holder’s gain with respect to an investment in our pre-funded warrants could change. You should consult your tax advisor regarding the characterization of pre-funded warrants for U.S. federal income tax purposes, and the consequences to you of an investment in the pre-funded warrants based on your own particular facts and circumstances.

Taxation of Dividends and Other Distributions on our Ordinary Shares or Pre-Funded Warrants

Subject to the discussion under “—Passive Foreign Investment Company Considerations,” below, a U.S. Holder will include the gross amount of any distribution with respect to our ordinary shares or pre-funded warrants in gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of such U.S. Holder’s tax basis in our ordinary shares or pre-funded warrants, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain. While we currently calculate our earnings and profits under U.S. federal income tax principles, we cannot give any assurances that we will continue to do so in the future. Therefore, a U.S. Holder should expect that the entire amount of any distribution will generally be reported as dividend income. Any dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the spot rate of exchange in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. Any further gain or loss on a subsequent conversion or other disposition of the currency for a different U.S. dollar amount will be U.S. source ordinary income or loss.

If we are not a passive foreign investment company (“PFIC”), for a given year in which a dividend is paid and the taxable year preceding the dividend, non-corporate U.S. Holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares or pre-funded warrants applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below). We believe that we qualify as a resident of Israel for purposes of, and are eligible for the benefits of, the U.S.-Israel Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Israel Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “—Passive Foreign Investment Company Considerations” below, if the U.S.-Israel Tax Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transaction requirements. The dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. As discussed in “Taxation—Israeli Tax Considerations and Government Programs,” payments of dividends by us may be subject to Israeli withholding tax. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Israeli taxes withheld by us, and as then having paid over the withheld taxes to the Israeli taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from us with respect to the payment. Dividends will generally constitute foreign-source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on our ordinary shares or pre-funded warrants at the rate applicable to a U.S. Holder may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares or pre-funded warrants generally will constitute “passive category income” or “general category income.” The rules with respect to the foreign tax credit are complex and involve the application of rules that depend upon a U.S. Holder’s particular circumstances. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of Disposition of the Ordinary Shares or Pre-Funded Warrants

Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” a U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of an ordinary share or pre-funded warrant equal to the difference between the amount realized on the disposition of such ordinary share or pre-funded warrant and such U.S. Holder’s adjusted tax basis in such ordinary share or pre-funded warrant. The tax basis in an ordinary share or pre-funded warrant generally will be the cost of such ordinary share or pre-funded warrant. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the ordinary share or pre-funded warrant for more than one year at the time of sale, exchange or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

If we are classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

Based on the nature and composition of our income, assets, and activities and our market capitalization for our taxable year ended December 31, 2023, and certain assumptions with respect to the characterization of our income and assets as active or passive, we do not believe that we were a PFIC for our taxable year ended December 31, 2023. However, because the determination of whether or not we are a PFIC is a fact-intensive determination made on an annual basis, and because the applicable law is subject to varying interpretation, we cannot provide any assurances regarding our PFIC status for any past, the current or any future taxable years. As a result, our PFIC status may change from year to year and we have not yet made any determination as to our expected PFIC status for the current year. Our U.S. tax counsel has not provided any opinion regarding our PFIC status in any taxable year.

A non-U.S. corporation is classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its total gross assets (which, assuming we are not a CFC for the year being tested, would be measured by fair market value of the assets, and for which purpose the total value of our assets may be determined in part by the market value of our ordinary shares and pre-funded warrants, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and generally includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares and pre-funded warrants. However, rents and royalties received from unrelated parties in connection with the active conduct of a trade or business are not considered passive income for purposes of the PFIC test. Assets that produce or are held for the production of passive income generally, include cash, cash equivalents, and marketable securities. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another entity treated as a corporation or partnership for U.S. federal income tax purposes (or, in the case of a partnership, the non-U.S. corporation satisfies active partner tests with respect to the partnership), the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of such entity and as receiving directly its proportionate share of such entity’s income.

If we are a PFIC, a special tax regime will apply to both (a) any “excess distribution” by us to a U.S. Holder (generally, such U.S. Holder’s ratable portion of aggregate distributions in any year which are greater than 125% of the average annual distribution received by such U.S. Holder in the shorter of the three preceding years or such U.S. Holder’s holding period for our ordinary shares or pre-funded warrants) and (b) any gain realized by a U.S. Holder on the sale or other disposition of the ordinary shares or pre-funded warrants. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over such U.S. Holder’s holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to a U.S. Holder will not qualify for the lower rates of taxation applicable to long-term capital gains discussed under “Taxation of Dividends and Other Distributions on our Ordinary Shares or Pre-Funded Warrants.” The tax liability for amounts allocated to years before the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of our ordinary shares or pre-funded warrants cannot be treated as capital, even if the U.S. Holder holds the ordinary shares or pre-funded warrants as capital assets.

A U.S. Holder that (i) owns our ordinary shares or pre-funded warrants at any point during a year in which we are characterized as a PFIC and (ii) does not timely make a qualified electing fund election (“QEF election”) (as discussed in further detail below) will treat such ordinary shares or pre-funded warrants as stock in a PFIC for all subsequent tax years, even if we no longer qualify as a PFIC under the relevant tests in such subsequent tax years. A U.S. Holder may be able to elect out of such treatment if we are no longer characterized as a PFIC by making a “purging election.”

If we are a PFIC (and if a QEF election discussed below is not made), the general tax treatment for U.S. Holders described in this section will apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be PFICs. A mark-to-market election discussed below cannot be made with respect to the stock of any of our subsidiaries.

Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of our ordinary shares or, except as described herein, our pre-funded warrants. If a U.S. Holder makes a mark-to-market election with respect to our ordinary shares, then in lieu of being subject to the tax and interest charge rules described above, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange.”

Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). The NASDAQ Global Market is a qualified exchange for this purpose and, consequently, if the ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. Holder. Our pre-funded warrants, however, are not expected to be treated as “regularly traded”; accordingly, the mark-to-market election is not expected to be available with respect to the pre-funded warrants.

If we determine we are a PFIC for our taxable year ending December 31, 2024, or any subsequent taxable years, we expect to provide U.S. holders, upon request, with a “PFIC Annual Information Statement” which contains the information required to allow investors to make a qualified electing fund election, or a “QEF Election,” for United States federal income tax purposes. A U.S. Holder can make a

QEF election, if we provide the necessary information, to treat us and each lower-tier PFIC as a qualified electing fund in the first taxable year we (and our relevant subsidiaries) are treated as a PFIC with respect to the U.S. Holder. If such election is made or remains in place while we and any lower-tier PFIC subsidiaries are PFICs, we and our subsidiaries will not be treated as PFICs with respect to such U.S. Holder. In order to make a QEF election for us and for each of our subsidiaries that is a PFIC, a U.S. Holder must attach a separate properly completed IRS Form 8621 for each such PFIC to the U.S. Holder’s timely filed U.S. federal income tax return. It is unclear whether a QEF election can be made with respect to the pre-funded warrants.

If a U.S. Holder makes a QEF election with respect to a PFIC, in lieu of the tax consequences described above, the U.S. Holder will be subject to current taxation on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF election would not be taxable to the holder. A U.S. Holder will increase its tax basis in its ordinary shares or pre-funded warrants by an amount equal to any income included under the QEF election with respect to such ordinary shares or pre-funded warrants, as applicable, and will decrease its tax basis by any amount distributed on such ordinary shares or pre-funded warrants that is not included in the holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares or pre-funded warrants in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in such ordinary shares or pre-funded warrants. U.S. Holders should note that if they make QEF elections with respect to us and lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their ordinary shares or pre-funded warrants for any taxable year significantly in excess of any cash distributions (which are expected to be zero) received on the ordinary shares or pre-funded warrants for such taxable year. If a U.S. Holder does not make and maintain a QEF election for the U.S. Holder’s entire holding period for our ordinary shares or pre-funded warrants by making the election for the first year in which the U.S. Holder owns our ordinary shares or pre-funded warrants pursuant to this offering, the U.S. Holder will be subject to the adverse PFIC rules discussed above unless the U.S. Holder can properly make a “purging election” with respect to our ordinary shares or pre-funded warrants in connection with the U.S. Holder’s QEF election. A purging election may require the U.S. Holder to recognize taxable gain on the U.S. Holder’s ordinary shares or pre-funded warrants. No purging election is necessary for a U.S. Holder that timely makes a QEF election for the first year in which the U.S. Holder acquired our ordinary shares or pre-funded warrants. U.S. Holders should consult their tax advisors regarding making QEF elections in their particular circumstances.

U.S. Holders should consult with their tax advisors regarding the availability and consequences of any PFIC elections.

Each U.S. Holder that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax. U.S. Holders should consult their tax advisors regarding whether we are a PFIC and the potential application of the PFIC rules.

Exercise of Pre-Funded Warrants

A U.S. Holder generally will not recognize gain or loss (other than with respect to cash paid in lieu of a fractional share) upon the exercise of a pre-funded warrant. Upon exercise, the holding period of a pre-funded warrant should carry over to the ordinary share received. Similarly, the tax basis of the pre-funded warrant should carry over to the ordinary share received upon exercise, increased by the exercise price.

In certain circumstances, the pre-funded warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of a pre-funded warrant on a cashless basis, including with respect to their holding period and tax basis in the ordinary shares received upon exercise.

Constructive Dividends on Pre-Funded Warrants

A holder of a pre-funded warrant may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or to the number of ordinary shares issuable upon exercise of the pre-funded warrant. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of any adjustments) to the pre-funded warrants.

Information Reporting and Backup Withholding

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of our ordinary shares or pre-funded warrants. Information reporting will generally apply to payments of dividends on, and to proceeds from the sale or redemption of, our ordinary shares or pre-funded warrants made within the United States, or by a U.S. payer or U.S. middleman, to a holder of our ordinary shares or pre-funded warrants, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

∎	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

∎	furnishes an incorrect taxpayer identification number;

∎	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

∎

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Certain U.S. Holders who are individuals are required to report information relating to an interest in our ordinary shares or pre-funded warrants for any taxable year during which the U.S. Holder’s aggregate value of our ordinary shares or pre-funded warrants and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual, subject to certain exceptions (including an exception for ordinary shares or pre-funded warrants held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including our ordinary shares or pre-funded warrants. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so. U.S. Holders should consult their tax advisors regarding the possible implications of these tax return disclosure obligations.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the ordinary shares and pre-funded warrants being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of ordinary shares and pre-funded warrants set forth opposite its name below. TD Securities (USA) LLC and Guggenheim Securities, LLC are the representatives of the underwriters.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
TD Securities (USA) LLC
Guggenheim Securities, LLC
Oppenheimer & Co. Inc.
Ladenburg Thalmann & Co. Inc.

Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares and pre-funded warrants sold under the underwriting agreement if any of these ordinary shares are purchased, other than those ordinary shares covered by the option to purchase additional ordinary shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

H.C. Wainwright & Co. is acting as our financial advisor in connection with this offering and will be paid a fee. H.C. Wainwright & Co. is not acting as an underwriter and will not sell or offer to sell any securities and will not identify, solicit or engage directly with potential investors. In addition, H.C. Wainwright & Co. will not underwrite or purchase any of the offered securities or otherwise participate in any such undertaking.

The underwriters are offering the ordinary shares and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We are offering to those purchasers whose purchase of ordinary shares in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding ordinary shares following the consummation of this offering, the opportunity to purchase, in lieu of the ordinary shares that would result in ownership in excess of 9.99%, pre-funded warrants to purchase such excess ordinary shares. Each pre-funded warrant has an exercise price of $0.001. The purchase price for each such pre-funded warrant equals the per share public offering price for the ordinary shares in this offering less the $0.001 per share exercise price of each such pre-funded warrant.

Option to Purchase Additional Shares. We have granted to the underwriters an option to purchase up to    additional ordinary shares at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Discounts and Commissions. The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ordinary shares.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $    and are payable by us. We have agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Total
	Per Share	Per Pre- Funded Warrant	Without Option	With Option
Public offering price
Underwriting discounts and commissions
Proceeds to UroGen, before expenses

The underwriters propose to offer the ordinary shares and pre-funded warrants to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the ordinary shares and pre-funded warrants to securities dealers at the public offering price less a concession not in excess of $    per share and $    per pre-funded warrant. If all of the ordinary shares and pre-funded warrants are not sold at the public offering price, the underwriters may change the offering price and other selling terms. Sales of any ordinary shares and pre-funded warrants may be made by affiliates of the underwriters.

Discretionary Accounts. The underwriters do not intend to confirm sales of the ordinary shares to any accounts over which they have discretionary authority.

Market Information. Our ordinary shares are listed on the Nasdaq Global Market under the symbol “URGN”. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Stabilization. In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

∎

Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ordinary shares while the offering is in progress.

∎

Overallotment transactions involve sales by the underwriters of ordinary shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.

∎

Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

∎

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters (and their affiliates) and selling group members may engage in passive market making transactions in our ordinary shares on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during a period before the commencement of offers or sales of ordinary shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we and our executive officers and directors and their affiliated entities have agreed, subject to certain exceptions, not to (i) sell or offer to sell any ordinary shares or related securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the party or such party’s family member, (ii) enter into any swap, (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ordinary shares or related securities, or cause to be filed a registration statement (other than a registration statement on Form S-8 or any successor thereto), prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or (iv) publicly announce any intention to do any of the foregoing, in each case without the prior written consent of the representatives for a period of 90 days, in the case of the Company and our executive officers, or 45 days, in the case of our directors and their affiliated entities, after the date of this prospectus supplement.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue ordinary shares or options or issue ordinary shares upon exercise of warrants, options, vesting of restricted stock, pursuant to any share option, share bonus or other equity incentive or employee share purchase plan or arrangement, (b) file a registration statement on Form S-8 or (c) issue a limited number of ordinary shares in connection with acquisitions, strategic partnering transactions, or similar transactions. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) transfer ordinary shares to a trust whose beneficiaries consist solely of the party and any of his or her family members or to a corporation, partnership, limited liability company or other entity, in each case for which all of the outstanding equity interests are held by the party and any of his or her family members, (c) distribute ordinary shares to partners, members, stockholders or trust beneficiaries of the party, (d) transfer ordinary shares to us pursuant to any contractual arrangement in effect as of such lock-up agreement that provides for the repurchase of the party’s ordinary shares or other securities by us or in connection with the termination of the party’s employment with or service to us or (e) if the party is a corporation, partnership, limited liability company, trust or other business entity, transfer of ordinary shares to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act), or one or more limited partners, general partners, limited liability company members or stockholders of the party.

The representatives, in their sole discretion, may release our ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our ordinary shares and other securities from lock-up agreements, the representatives will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Selling Restrictions

Canada. The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 the Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom. No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the securities may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C.

in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended (the “FSMA”), provided that no such offer of the securities shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Hong Kong. The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore. Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

A.

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

A.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Israel. The securities offered hereunder may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the Israel Securities Authority (the “ISA”). This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the ISA. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at (i) a limited number of persons in accordance with the Israeli Securities Law, and (ii) investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Qualified investors may have to submit evidence that they meet the qualifications set forth in the Addendum. In particular, qualified investors may be requested, as a condition to be offered securities, to each represent, warrant and certify to us and/or to the underwriters: (i) that it is an investor falling within one of the categories listed in the Addendum; (ii) which of the categories listed in the Addendum is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law in connection with the offer to be issued securities; (iv) that the securities that it will be issued are being purchased, subject to exemptions available under the Israeli Securities Law: (a) for its own account; (b) for investment purposes only; and (c) not with a view for resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law; and (v) that it is willing to provide further evidence of its qualified investor status.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of securities on our behalf or on behalf of the underwriters.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of ordinary shares and pre-funded warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. For example, Cowen and Company, LLC, an affiliate of TD Cowen, is the sales agent under our Sales Agreement, dated December 20, 2019, as amended, pursuant to which we may offer and sell up to approximately $83.4 million of our ordinary shares through Cowen and Company, LLC as sales agent in an “at the market offering” as defined in Rule 405 promulgated under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the ordinary shares offered by this prospectus supplement and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co., Tel Aviv, Israel. Certain legal matters with respect to the validity of the issuance of the pre-funded warrants offered by this prospectus supplement and certain matters of U.S. law will be passed upon for us by Cooley LLP, San Diego, CA. Covington & Burling LLP, New York, NY, is acting as counsel for the underwriters in connection with this offering with respect to U.S. law and Gornitzky & Co., Tel Aviv, Israel, is acting as counsel for the underwriters in connection with this offering with respect to Israeli law.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that was declared effective by the SEC on November 29, 2022 and do not contain all of the information set forth in that registration statement and the exhibits to the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are currently subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of ordinary shares covered by this prospectus supplement (other than portions of any such reports, including related exhibits, that are furnished and not filed):

∎

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on April 29, 2024;

∎	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024;

∎	our Current Reports on Form 8-K, filed with the SEC on January 2, 2024, January 17, 2024 and June 13, 2024; and

∎

the description of our ordinary shares, which is registered under Section  12 of the Exchange Act, described in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, including all amendments or reports filed for the purpose of updating such description (and see also the updated description contained herein under the section titled “Description of Share Capital”).

You may request a copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) at no cost, by contacting us at the following address or telephone number:

UroGen Pharma Ltd.

Attn: Chief Financial Officer

400 Alexander Park Drive, 4th Floor,

Princeton, NJ 08540

(646) 768-9780

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

$250,000,000

Ordinary Shares

Debt Securities

Warrants

From time to time, we may offer up to $250,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. We will specify in an accompanying prospectus supplement the terms of any offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “URGN.” On November 11, 2022, the last reported sale price of our ordinary shares was $8.91 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 29, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $250,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

UroGen, RTGel and Jelmyto are trademarks of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “shares” in this prospectus refer to ordinary shares of UroGen Pharma Ltd., par value NIS 0.01 per share.

Unless otherwise indicated, “UroGen Pharma,” “the Company,” “our company,” “we,” “us” and “our” refer to UroGen Pharma Ltd. and its wholly owned subsidiary, Urogen Pharma, Inc.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a biotechnology company dedicated to developing and commercializing innovative solutions that treat urothelial and specialty cancers. We have developed RTGel® reverse-thermal hydrogel, a proprietary sustained release, hydrogel-based technology that has the potential to improve therapeutic profiles of existing drugs. Our technology is designed to enable longer exposure of the urinary tract tissue to medications, making local therapy a potentially more effective treatment option. Our approved product Jelmyto® (mitomycin) for pyelocalyceal solution, and our investigational candidate, UGN-102 (mitomycin) for intravesical solution, are designed to ablate tumors by non-surgical means and to treat several forms of non-muscle invasive urothelial cancer, including low-grade upper tract urothelial cancer, or low-grade UTUC and low-grade intermediate risk non-muscle invasive bladder cancer, or low-grade intermediate risk NMIBC, respectively. In addition, our immuno-uro-oncology pipeline includes UGN-301 (zalifrelimab), an anti-CTLA-4 antibody, which we intend to study as a combination therapy with multiple potential agents.

Corporate Information

We were incorporated under the laws of the State of Israel in April 2004 under the name TheraCoat Ltd. In September 2015, we changed our name to UroGen Pharma Ltd. Our principal executive offices are located at 400 Alexander Park Drive, 4th Floor, Princeton, NJ 08540 and our telephone number is +1 (646) 768-9780. Our website address is http://www.urogen.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Urogen Pharma, Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2015 and is qualified to do business in New York and California.

The Securities We May Offer

We may offer shares of our ordinary shares, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $250,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in any applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the market value and/or trading price, as applicable, of our securities could decline, and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time.

Any statements in this prospectus, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act these forward-looking statements include statements regarding:

•

the timing and conduct of our clinical trials of UGN-102 and our other product candidates, including statements regarding the timing, progress and results of current and future nonclinical studies and clinical trials, and our research and development programs;

•	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of UGN-102 and our other product candidates;

•	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;

•	our ongoing and planned discovery and development of our product candidates, including UGN-201 and UGN-301;

•	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;

•	our ability to obtain and maintain adequate intellectual property rights and adequately protect and enforce such rights;

•

our ability to maintain our existing collaborations and licensing arrangements and enter into and maintain other collaborations, licensing arrangements, or in-license or acquire rights to other products, product candidates or technologies;

•	our plans to develop and commercialize our in-line and investigational product candidates;

•	our estimates regarding the commercial potential and market opportunity for our product candidates;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

•	the impact of our research and development expenses as we continue developing investigational product candidates;

•	the future nonclinical and clinical development of licensed products, including the sequential use of UGN-201 and UGN-301, and their commercial opportunity;

•	our planned level of capital expenditures and the sufficiency of our capital resources;

•	our use of cash and other resources, including our expected use of the net proceeds from any offering under this prospectus; and

•	the impact of government laws and regulations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed herein or incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include sales and marketing costs for Jelmyto, continued clinical development of UGN-102 and UGN-301, and research and development for product candidates in our pipeline or future product candidates, in addition to other capital expenditures and general and administrative expenses. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete. Our amended and restated articles of incorporation are filed with the SEC as an exhibit to our registration statement, of which this prospectus forms a part.

General

Our authorized share capital consists of 100,000,000 ordinary shares, par value NIS 0.01 per share. Our ordinary shares are not redeemable and do not have any preemptive rights.

All ordinary shares have identical voting and other rights in all respects.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies is 513537621. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a meeting of shareholders have the power to elect all of our directors.

Under our amended and restated articles of association, our board of directors must consist of at least five and not more than nine directors. Our board of directors consists of eight directors.

Pursuant to our amended and restated articles of association, each of our directors is appointed by a simple majority vote of holders of our ordinary shares, participating and voting at an annual general meeting of our shareholders. Each director serves until the next annual general meeting following his or her election and his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority of the aggregate voting power of the Company at a general meeting of our shareholders or until his or her office expires by operation of law. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors, including filling empty board seats up to the maximum number of directors permitted under our articles of association, to serve until the next annual general meeting of shareholders. Our amended and restated articles of association do not have a retirement age requirement for our directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the Company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as extraordinary meetings. Our board of directors may call extraordinary meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors, or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power, or (b) 5% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our articles of association;

•	appointment or termination of our auditors;

•	appointment of external directors (if applicable);

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	a merger; and

•

the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual general meeting or extraordinary meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, shareholders of a public company are not permitted to take action by way of written consent in lieu of a meeting.

Under Israeli Companies Law, whenever we cannot convene or conduct a general meeting in the manner prescribed under the law or our articles of association, the court may, upon our, shareholders’ or directors’ request, order that we convene and conduct a general meeting in the manner the court deems appropriate.

Voting Rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Pursuant to our amended and restated articles of association, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or by other voting instrument in accordance with the Israeli Companies Law who hold or represent between them at least 33 1/3% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association.

We have adopted an amended and restated compensation policy regarding the terms of engagement of office holders, which our shareholders approved on June 3, 2019. The compensation policy is valid for a period of five years. Renewal or amendment of the compensation policy is subject to shareholder approval. Even if our shareholders do not approve the compensation policy, our board of directors may resolve to approve the compensation policy if and to the extent the board determines, in its judgment following internal discussions, that approval of the compensation policy is in the best interests of the Company.

Renewing or amending the compensation policy requires the recommendation to our board of directors by the compensation committee. Thereafter our board of directors, after considering the recommendations of the compensation committee, need to approve the compensation policy, and will further need to be approved by our shareholders, which we refer to as a Special Majority Approval for Compensation. A Special Majority Approval for Compensation requires shareholder approval by a majority vote of the shares present and voting at a meeting of shareholders called for such purpose, provided that either: (i) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement, excluding abstentions; or (ii) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation arrangement and who vote against the arrangement does not exceed 2% of the Company’s aggregate voting rights.

The Israeli Companies Law requires that an office holder promptly disclose to our board of directors any personal interest that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the Company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered. A personal interest includes an interest of any person in an action or transaction of a company, including a personal interest of such person’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or chief executive officer or in which he or she has the right to appoint at least one director or the chief executive officer, but excluding a personal interest stemming from one’s ownership of shares in the Company.

A personal interest also includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to his or her vote on behalf of a person for whom he or she holds a proxy even if such person has no personal interest in the matter. An office holder is not, however, required to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Israeli Companies Law, an “extraordinary transaction” is defined as any of the following:

•	a transaction other than in the ordinary course of business;

•	a transaction that is not on market terms; or

•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

If it is determined that an office holder has a personal interest in a transaction, which is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the Company’s articles of association provide for a different method of approval. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of his or her duty of loyalty. However, a company may not approve a transaction or action that is not in the Company’s interest or that is not performed by the office holder in good faith.

An extraordinary transaction in which an office holder has a personal interest requires approval first by the Company’s audit committee and subsequently by the board of directors.

The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director generally requires approval first by the Company’s compensation committee, then by the Company’s board of directors. If such compensation arrangement or an undertaking to indemnify or insure is inconsistent with the Company’s stated compensation policy, or if the office holder is the chief executive officer (apart from a number of specific exceptions), then such arrangement is further subject to a Special Majority Approval for Compensation. If the shareholders of a company do not approve the compensation terms of office holders at a meeting of the shareholders, other than directors, the compensation committee and board of directors may override the shareholders’ decision, subject to certain conditions. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the compensation committee, board of directors and shareholders by simple majority, in that order, and under certain circumstances, a Special Majority Approval for Compensation.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. If a majority of the members of the audit committee or the board of directors (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee or the board of directors (as applicable) on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

Under our amended and restated articles of association, (i) the removal of a director from office requires the adoption of a resolution at a general meeting of shareholders by a majority of the aggregate voting rights of the Company, and (ii) the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israeli Companies Law, that governs the settlement of debts and reorganization of a company, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

We do not have any controlling shareholder. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, and (ii) the terms of employment or other engagement of the controlling shareholder of the Company or such controlling shareholder’s relative (even if such terms are not extraordinary) requires the approval of the audit committee, the board of directors and the shareholders of the Company, in that order, is required for (i) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) the engagement with a controlling shareholder or his or her relative, directly or indirectly, for the provision of services to the Company, (iii) the terms of engagement and compensation of a controlling shareholder or his or her relative who is not an office holder or (iv) the employment of a controlling shareholder or his or her relative by the Company, other than as an office holder. In addition, the shareholder approval requires one of the following, which we refer to as a Special Majority:

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at least a majority of the shares held by all shareholders who do not have a personal interest in the transaction and who are present and voting at the meeting approves the transaction, excluding abstentions; or

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the shares voted against the transaction by shareholders who have no personal interest in the transaction and who are present and voting at the meeting do not exceed 2% of the aggregate voting rights in the Company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years and under certain conditions, five years from a company’s initial public offering, approval is required at the end of such period unless, with respect to certain transactions, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Arrangements regarding the compensation, indemnification or insurance of a controlling shareholder in his or her capacity as an office holder require the approval of the compensation committee, board of directors and shareholders by a Special Majority.

Pursuant to regulations promulgated under the Israeli Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors or other office holders, that would otherwise require approval of a company’s shareholders may be exempt from shareholder approval under certain conditions.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended and restated articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the Company’s shareholders for the purchase of all of the issued and outstanding shares of the Company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the Company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the Company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (i) the shareholders who did not respond to or accept the tender offer hold at least 5% of the issued and outstanding share capital of the Company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (ii) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the Company (or of the applicable class), the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the Company’s issued and outstanding share capital or of the applicable class.

Special Tender Offer

The Israeli Companies Law provides that, subject to certain exceptions, an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the Company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the Company. Similarly, the Israeli Companies Law provides that, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the Company, if there is no other shareholder of the Company who holds more than 45% of the voting rights in the Company.

A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the Company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the Company or any person having a personal interest in the acceptance of the tender offer or any of their relatives or any entity controlled by them). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the tender offer rules under the Israeli Companies Law, will have no rights and will become dormant shares.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, no preferred shares will be authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares and voting at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “—Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021. Its telephone number is +1 (201) 680-4503.

Listing

Our ordinary shares are listed on Nasdaq under the symbol “URGN.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or the DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase ordinary shares or debt securities and may be issued in one or more series. Warrants may be offered and issued independently or in combination with ordinary shares or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that contains the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased on such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special Israeli and U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including:

•	in the case of warrants to purchase ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as described in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable on such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described below under “—Special Situations When a Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the DTC, New York, New York, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that the DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	other than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, some of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Erdinast, Ben Nathan, Toledano & Co. with Hamburger Evron, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time- consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Urogen Pharma, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offerings. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•

the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered by this prospectus and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co. with Hamburger Evron, Tel Aviv, Israel. As of the date of this prospectus, certain partners at Erdinast, Ben Nathan, Toledano & Co. with Hamburger Evron beneficially own an aggregate of 39,011 of our ordinary shares. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, NY.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including UroGen Pharma. The address of the SEC website is www.sec.gov.

We maintain a website at www.urogen.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2021 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on May  2, 2022 and Definitive Additional Materials on Schedule A14A filed with the SEC on May 17, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 10, 2022, August 11, 2022 and November 10, 2022 respectively;

•

our Current Reports on Form 8-K filed with the SEC on March 8, 2022, March  21, 2022, June  13, 2022, September  12, 2022, October  21, 2022 and November 9, 2022 to the extent the information in such reports is filed and not furnished; and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2017, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of all offerings covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to UroGen Pharma Ltd., Attn: Chief Financial Officer, 400 Alexander Park Drive, 4th Floor, Princeton, NJ 08540 or by telephone at +1 (646) 768-9780.

Ordinary Shares

Pre-Funded Warrants to Purchase Ordinary Shares

Prospectus Supplement

Joint Book-Running Managers

TD Cowen	Guggenheim Securities

Lead Manager

Oppenheimer & Co.

Co-Manager

Ladenburg Thalmann

June  , 2024